CERTIFICATE OF INCORPORATION

                                       of

                             Computer Vending, Inc.


         WE, THE UNDERSIGNED, hereby associate ourselves together for the purpose of becoming a corporation under the Laws of the State of Florida, by and under the provisions of the Statutes of the said State of Florida.

                                    ARTICLE I

                     This name of this corporation shall be:

                             COMPUTER VENDING, INC.

                                   ARTICLE II

         The corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III

         The maximum number of shares of capital stock that this corporation is authorized to have outstanding at any time is FIVE HUNDRED (500) shares of common stock having a par value of ONE ($1.00) DOLLAR PER SHARE.

                                    ARTILE IV

         The amount of capital with which this corporation will begin business shall be the sum of not less than FIVE HUNDRED ($500.00) DOLLARS.

                                    ARTICLE V

         This corporation shall exist perpetually unless sooner dissolved according to law.

                                   ARTICLE VI

         The initial street of the principal office of the corporation shall be:

                             719 No. Highlands Drive
                            Hollywood, Florida 33021


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
                                   ARTICLE VII

         The number of Directors of this corporation shall be at least one (1) and no more than five (5).

                                  ARTICLE VIII

         The names and street addresses of the members of the first Board of Directors of this Corporation are as follows:

                                James R. Beckett
                        604 No. Ocean Boulevard, Suit 1-B
                             Pompano, Florida 33062

                                   ARTICLE IX

         The names and street addresses of the persons signing these Articles of Incorporation as subscribed is as follows:

                                James R. Beckett
                       604 No. Ocean Boulevard, Suite 1-B
                             Pompano, Florida 33062

                                    ARTICLE X

         The Corporate existence of this corporation shall begin on the date the Articles of Incorporation are filed of record.

         IN WITNESS WHEREOF, the undersigned James R. Beckett AND , both being natural persons competent to contract, have hereunto sat their hands and seals this 29th day of June 1990.

                          /s/ James R. Beckett             (SEAL)
                                                           (SEAL)

STATE OF FLORIDA  )
                  ) ss
COUNTY OF BROWARD )

         BEFORE ME, the undersigned Notary Public of the State of Florida personally appeared James R. Beckett to me well known and known to me to be the individuals described in and who executed the foregoing Articles of
Incorporation, and they acknowledged before me that they executed the same freely and voluntarily for the purpose therein expressed.

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

         WITNESS my hand and official seal the__________day of_______________19

              CERTIFIACTE DESIGNATING PLACE OF BUSINESS OR DOMICILE
                       FOR THE SERVICE WITHIN THIS STATE,
                  NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

                             Computer Vending, Inc.
--------------------------------------------------------------------------------

         In pursuance of Chapter 48.091, Florida Statues, the following is submitted in compliance with said Act. FIRST that Computer Vending, Inc. being organized under the laws of the State of Florida with its principal office as indicated in the Articles of Incorporation, in the City of Hollywood County of Broward , State of Florida has named James R. Beckett located at 719 No. Highlands Drive, Hollywood, Florida 33021 , Florida as its agents to accept services of processing in this State.


                                 ACKNOWLEDGEMENT

         Having been named to accept services of process for the above stated corporation at the place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of said Act relative to keeping open said office.

                            By: /s/ James R. Beckett
                            ------------------------
                                 Resident Agent



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

                            ARTICLES OF AMENDMENT TO
                             COMPUTER VENDING, INC.



         THE UNDERSIGNED, being the sole director and president of Computer Vending, Inc., does hereby amend the Articles of Incorporation of Computer Vending, Inc. as follows;

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation shall be Computer Vending, Inc.

                                   ARTICLE II
                                     PURPOSE

         The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ATRICLE III
                               PERIOD OF EXISTENCE

         The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                     SHARES

         The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 par value.

                                    ARTICLE V
                                PLACE OF BUSINESS

         The address of the principal place of business of this corporation in the State of Florida shall be 5600 French Plum Lane, Tamarac, Florida 33321. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

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
                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS

         No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

         Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX
                                  SHAREHOLDERS

         9.1. Inspection of Books. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

         9.2 Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statues now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

         9.3 Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

         9.4 Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

                                    ARTICLE X
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of Insurance.


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
                                   ARTICLE XI
                                    CONTRACTS

         No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on May 20th, 1998 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on May 20th, 1998.


/s/ Nancy Schwartz
------------------
Nancy Schwartz, Sole Director and President

         The foregoing instrument was acknowledged before me on May 4, 1998, by Nancy Schwartz, who is personally known to me.

                                                     /s/ Richard Leon Newberg
                                                     ------------------------
                                                     Notary Public

My commission expires  12/12/98



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

                            ARTICLES OF AMENDMENT TO
                             COMPUTER VENDING, INC.


         THE UNDERSIGNED, being the sole director and president of Computer Vending, Inc., does hereby amend its Articles of Incorporation affective December 17, as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The new name of the Corporation shall be RAD SOURCE TECHNOLOGIES, INC.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on December 17, 1998 and then the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation on December 12, 1998.


/s/ Nancy Schwartz
------------------
Nancy Schwartz, President and Sole Director

         The foregoing instrument was acknowledged before me on December 17, 1998 by Nancy Schwartz, who is personally known to me.

                                      /s/
                                      ------------------
                                      Notary Public

My commission expires


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